Exhibit 99.1

Nutex Health Issues No Surprises Act (NSA) Arbitration Update

HOUSTON, February 5, 2025 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro-hospitals in 11 states and primary care-centric, risk-bearing physician networks, today provided an update regarding its strategic participation in arbitration known as the Independent Dispute Resolution ("IDR") process under the No Surprises Act ("NSA").

As previously disclosed in our September 30, 2024 Form 10-Q, on July 1, 2024 the Company contracted with a third-party vendor to assist in the recovery of certain out of network claims under the arbitration process. Since implementing its arbitration strategy, the Company has reached its goal of submitting between 60-70% of its billable visits to arbitration each month, achieving an arbitration success rate in excess of 80% during the fourth quarter of 2024.

These increasingly favorable outcomes are expected to allow the Company to recover substantial amounts previously underpaid by insurers. Due to significant administrative time built into the federal arbitration process and delays in collections, the Company is now beginning to realize the full cash impact of its enhanced arbitration process that was commenced in July 2024.

Additionally, there is a significant cost to enter the arbitration process. The arbitration process includes expenses associated with third party providers, including independent dispute resolution entities, which typically collect fees at the beginning of the process, before the claim award amounts are decided by arbitrators.

“Our proactive approach to arbitration under the No Surprises Act has yielded positive results thus far, reinforcing our commitment to fair reimbursement. By effectively leveraging our industry leading expertise and knowledge, we have been able to secure rightful payments for our facilities and providers while continuing to deliver high-quality, accessible care to our communities,” stated Tom Vo, M.D., Chairman and Chief Executive Officer of Nutex Health. “The momentum we have built in 2024 places Nutex Health in a strong position for continued success in the coming year.”

The Company’s arbitration success aligns with its broader strategic initiatives, which include optimizing hospital operations, expanding physician networks, and driving efficiencies across its integrated healthcare delivery model.

The Company cannot predict whether arbitration successes and claim recovery will continue at current levels. Any significant revisions to the federal arbitration process may result in a substantial decrease in claim amounts recovered in the future. In addition, Nutex Health is unable to predict future regulatory changes, evolving arbitration practices, and payer responses to ongoing enforcement of the NSA, all of which may have an adverse impact on the Company’s ability to recover on its claims.

About Nutex Health Inc.

Headquartered in Houston, Texas, and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two primary divisions:

  Hospital Division: Owns, develops and operates innovative healthcare models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division currently owns and operates 24 facilities across 11 states.
  Population Health Management Division: Owns and operates provider networks such as Independent Physician Associations (IPAs). Through its Management Services Organization (MSO), Nutex Health provides management, administrative, and other support services to its affiliated hospitals and physician groups.

Forward-Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, “will likely result,” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this press release.